Exhibit 4.9
FIRST AMENDMENT TO SERIES C PREFERRED STOCK
PURCHASE AGREEMENT
     THIS FIRST AMENDMENT TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this “First Amendment”) dated as of January 19, 2012 is by and among Glori Energy Inc. (f/k/a Glori Oil Limited), a Delaware corporation (the “Company”), the purchasers party to the Purchase Agreement referred to below (collectively, the “Original Purchasers”), and those new purchasers listed on Schedule I attached hereto who did not participate in the Initial Closing (the “Subsequent Closing Purchasers”, and together with the Original Purchasers, the “Purchasers”).
     WHEREAS, the Company and the Original Purchasers are parties to that certain Series C Preferred Stock Purchase Agreement, dated December 30, 2011 (the “Purchase Agreement”), pursuant to which the Company issued and sold to the Original Purchasers at the Initial Closing shares of the Company’s Series C Preferred Stock;
     WHEREAS, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company’s Series C Preferred Stock in a subsequent closing pursuant to the terms and conditions of the Purchase Agreement; and
     WHEREAS, in accordance with Section 6.10 of the Purchase Agreement, the Purchase Agreement may be amended by the Company and Original Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Series C Preferred Stock;
     WHEREAS, the undersigned Purchasers constitute Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the Series C Preferred Stock;
     WHEREAS, the parties desire to amend the Purchase Agreement as set forth herein to reflect the subsequent closing of the issuance and sale by the Company of shares of the Company’s Series C Preferred Stock;
     NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I.
DEFINITIONS
A.	Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Purchase Agreement, as amended by this First Amendment.
ARTICLE II.
AMENDMENTS TO PURCHASE AGREEMENT
A.	Amendments to Section 1 of the Purchase Agreement. Section 1.2 of the Purchase Agreement is hereby amended by deleting Section 1.2 in its entirety and replacing it with the following:
“Subsequent Closing. On or prior to January 19, 2012, the Company may sell, on the terms and conditions contained in this Agreement, an aggregate of 4,420,566 additional shares of Series C Preferred Stock (the “Additional Initial Closing Shares”) to (i)

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Gentry Glori Energy Investment LLC, (ii) Advantage Capital Partners and any Affiliates, (iii) any holder of the Company’s Series B Preferred Stock or (iv) such other purchasers to be determined by the Company (any purchaser pursuant to clause (ii) and (iv) shall be deemed an “Additional Purchaser” for the purposes of the Transaction Agreements). In such event, Exhibit A to this Agreement shall be amended and updated by the Company to reflect the number of Additional Initial Closing Shares sold by the Company. The Additional Initial Closing Shares shall be deemed sold as of the date of the Initial Closing for the purposes of Article Fourth, Section B, Subsection 1 of the Restated Certificate. As a condition to the sale by the Company to the purchasers contemplated by this Section 1.2, such purchasers shall, to the extent required by the Company, deliver to the Company a representation letter in form and substance satisfactory to the Company. As a condition to the Additional Closing (as defined below), the Company, upon approval from its Board of Directors and stockholders, shall file a Certificate of Amendment to the Restated Certificate in the form of Exhibit C attached to this Agreement.”
B.	Amendment to Section 6 of the Purchase Agreement. Section 6 of the Purchase Agreement is hereby amended by adding Section 6.17 as follows:
“Section 6.17. Principal Business Operations. The Company will remain headquartered in the State of Texas and maintain business operations in the State of Texas and will not move its principal business operations from the State of Texas for a period of 90 days after the date of the Additional Closing. The Company will immediately refund in full the purchase price of Texas ACP II, L.P.’s investment hereunder and costs of enforcement to Texas ACP II, L.P. upon breach of this Section 6.17.”
C.	Amendments to Exhibits to Purchase Agreement.
(i) Exhibit A to the Purchase Agreement is hereby amended by adding at the end thereof the table set forth on Schedule I hereto.
(ii) Exhibit C is hereby added to the Purchase Agreement in the form set forth on Schedule II hereto.
D.	Amendment to Schedules to Disclosure Letter of the Purchase Agreement. Schedule 2.2(d) is hereby amended by adding immediately at the end thereof the table set forth on Schedule III hereto.
ARTICLE III.
MISCELLANEOUS
A.	Confirmation. The provisions of the Purchase Agreement, as amended by this First Amendment, shall remain in full force and effect following the effectiveness of this First Amendment.
B.	Ratification and Affirmation. The Company and each Purchaser hereby (a) acknowledges the terms of this First Amendment and (b) agrees that each Transaction Agreement to which it is a party remains in full force and effect, except as expressly amended hereby.
C.	Counterparts. This First Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when

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taken together shall constitute a single contract. Delivery of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
D.	No Oral Agreement. This First Amendment and the Transaction Agreements represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
E.	Governing Law. This First Amendment and any controversy arising out of or relating to this First Amendment shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.
F.	Severability. Any provision of this First Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
G.	Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Signature Page Follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first written above.

GLORI ENERGY INC.

By:	/s/ Stuart Page
Stuart Page, President and Chief Executive Officer

Address:	4315 South Drive
Houston, TX 77053
Signature Page to First Amendment to Purchase Agreement

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s Eric Keller
Name:	Eric Keller
Title:	President
Signature Page to First Amendment to Purchase Agreement

GENTRY-GLORI ENERGY INVESTMENT LLC

By:	/s/Larry Aschebrook
Name:	Larry Aschebrook
Title:	Manager
Signature Page to First Amendment to Purchase Agreement

OXFORD BIOSCIENCE PARTNERS V L.P.
By:	OBP Management V L.P.

By:	/s/Matthew A. Gibbs
Matthew A. Gibbs — General Partner

MRNA FUND V L.P.
By:	OBP Management V L.P.

By:	/s/ Matthew A. Gibbs
Matthew A. Gibbs — General Partner
Signature Page to First Amendment to Purchase Agreement

RAWOZ TECHNOLOGY COMPANY LTD.

By:	/s/ Waleed Zawawi
Name:	Waleed Zawawi
Title:	Director
Signature Page to First Amendment to Purchase Agreement

MALAYSIAN LIFE SCIENCES CAPITAL FUND LTD.

By: Malaysian Life Sciences Capital Fund Management Company Ltd, its Manager

By:	/s/ Dr. Roger Earl Wyse
Dr. Roger Earl Wyse, Co-Chairman
Signature Page to First Amendment to Purchase Agreement

ENERGY TECHNOLOGY VENTURES, LLC

By:	/s/ Patrick Goff
Name:	Patrick Goff
Title:	Authorized Signatory

Address:

c/o GE Capital, Equity
Attn: Account Manager, Equity
201 Merritt 7
Norwalk, CT 06851
Fax: (203) 956-4005

With a copy to (which shall not constitute notice):

c/o GE Energy Financial Services
Attn: Portfolio Manager, VC
800 Long Ridge Road
Stamford, CT 06927
Fax: (203) 585-0758
Signature Page to First Amendment to Purchase Agreement

GTI VENTURES, LLC

By:	/s/ Michael Schulhof
Name:	Michael Schulhof
Title:	Authorized Person
Signature Page to First Amendment to Purchase Agreement

Texas ACP II, L.P.

By: ADVTG GP II, LLC, its General Partner

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	President

Texas ACP Venture Partners I, LLC

By:	/s/ Damon Rawie
Name:	Damon Rawie
Title:	President
Signature Page to First Amendment to Purchase Agreement

SCHEDULE I
Additional Closing — January 19, 2012

	Aggregate Purchase
	Price for Additional	Total Additional Closing
Investor	Closing	Shares
Oxford Bioscience Partners V L.P. 222 Berkeley St, Suite 1960 Boston, MA 02116	$2,444,903.48	891,975

mRNA Fund V L.P. 222 Berkeley St, Suite 1960 Boston, MA 02116	$55,096.84	20,101

Malaysian Life Sciences Capital Fund Ltd. c/o Burrill & Company One Embarcadero Center, Suite 2700 San Francisco, CA 94111 Attn: Greg Young	$999,999.03	364,830

Rawoz Technology Company Ltd. (RAWOZ) c/o H&J Corporate Services Ltd. Ocean Centre, Montagu Foreshore East Bay Street PO Box SS 19084 Nassau, Bahamas	$2,999,999.83	1,094,491

With a copy to: Mr. K S Cheema Omar Zawawi Establishment LLC PO Box 879, PC 100 Muscat, Oman

Energy Technology Ventures, LLC c/o GE Capital, Equity Attn: Account Manager, Equity 201 Merritt 7 Norwalk, CT 06851	$999,999.03	364,830

With a copy to:

c/o GE Energy Financial Services Attn: Portfolio Manager, VC 800 Long Ridge Road Stanford, CT 06927

	Aggregate Purchase
	Price for Additional	Total Additional Closing
Investor	Closing	Shares
Gentry-Glori Energy Investment LLC c/o Gentry Financial Partners 205 N. Michigan Ave., Suite 3770 Chicago, IL 60601 Attn: Thomas B. Raterman	$1,104,337.94	402,896

Texas ACP II, L.P. 5000 Plaza on the Lake Suite 195 Austin, Texas 78746 Attention: Damon Rawie	$1,912,436.82	697,715

Texas ACP Venture Partners I, LLC 5000 Plaza on the Lake Suite 195 Austin, Texas 78746 Attention: Damon Rawie	$1,499,998.55	547,245

GTI Ventures, LLC 150 East 58th Street 24th Floor New York, NY 10155	$99,999.90	36,483

Total:	$12,116,771.41	4,420,566